UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001‑35916	80‑0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California		91361
(Address of principal executive offices)		(Zip Code)

(818) 224‑7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐  Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐  Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Series 2018‑GT2 Notes

On August 10, 2018, PennyMac Financial Services, Inc. (the “Company”), through its indirect subsidiary, PNMAC GMSR ISSUER TRUST (“Issuer Trust”), issued an aggregate principal amount of $650 million in secured term notes (the “2018‑GT2 Notes”) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). The 2018‑GT2 Notes are secured by certain participation certificates relating to Ginnie Mae mortgage servicing rights (“MSRs”) and excess servicing spread relating to such MSRs that are financed by one of the Company’s indirect controlled subsidiaries, PennyMac Loan Services, LLC (“PLS”) pursuant to a structured finance transaction, which is further described in the Company’s Current Report on Form 8‑K filed on December 21, 2016 (the “GNMA MSR Facility”).

The 2018‑GT2 Notes bear interest at a rate equal to one-month LIBOR plus 2.65% per annum, payable each month beginning in August 2018, on the 25th day of such month or, if such 25th day is not a business day, the next business day. The 2018‑GT2 Notes will mature on August 25, 2023 or, if extended pursuant to the terms of the Term Notes Indenture Supplement (as defined below), August 25, 2025 (unless earlier redeemed in accordance with their terms).  The 2018‑GT2 Notes have been assigned an investment grade rating of BBB- by Kroll Bond Rating Agency, and will rank pari passu with (i) the secured term notes due February 25, 2023 issued by Issuer Trust on February 28, 2018 (the “2018‑GT1 Notes”); and (ii) the Series 2016‑MSRVF1 Notes dated December 19, 2016 (the “VFN”) issued by Issuer Trust to PLS. The 2018‑GT1 Notes are further described in the Company’s Current Report on Form 8‑K filed on March 6, 2018. The VFN is further described in the Company’s Current Reports on Form 8‑K filed on March 6, 2018 and December 21, 2016.

The 2018‑GT2 Notes have not been and are not expected to be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold within the United States or to U.S. persons absent an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

On August 10, 2018, the Company also redeemed all of the secured term notes due August 25, 2022 issued by Issuer Trust on August 10, 2017 (the “2017‑GT2 Notes”).  The redemption amount for the 2017‑GT2 Notes was $500 million plus all accrued and unpaid interest. The 2017‑GT2 Notes are further described in the Company’s Current Report on Form 8‑K filed on August 16,  2017.

Second Amended and Restated Base Indenture

The Term Notes were issued pursuant to the terms of (i) an amendment (the “Amendment”) to the second amended and restated base indenture, dated as of August 10, 2017 (the “Amended Base Indenture”), by and among Issuer Trust, Citibank, N.A., as indenture trustee, calculation agent, paying agent and securities intermediary (the “Indenture Trustee”), PLS, as the servicer and administrator, Credit Suisse First Boston Mortgage Capital LLC (“CSFB”), as administrative agent, and Pentalpha Surveillance LLC, as credit manager; and (ii) a  Series 2018‑GT2 indenture supplement, dated as of August 10, 2018, to the Amended Base Indenture (the “Term Notes Indenture Supplement”). Other material terms of the Amended Base Indenture are described more fully in the Company’s Current Report on Form 8‑K filed on August 16, 2017.

The foregoing descriptions of the Amendment and the Term Notes Indenture Supplement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which have been filed with this Current Report on Form 8‑K as Exhibit 10.1 and Exhibit 10.2, respectively.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8‑K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

10.1

Amendment No. 2 to Second Amended and Restated Base Indenture, dated as of August 10, 2018, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, Credit Suisse First Boston Mortgage Capital LLC, and Pentalpha Surveillance LLC.

10.2

Series 2018‑GT2 Indenture Supplement to Indenture, dated as of August 10, 2018, by and among PNMAC GMSR ISSUER TRUST, Citibank, N.A., PennyMac Loan Services, LLC, and Credit Suisse First Boston Mortgage Capital LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 15, 2018	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer